Exhibit 99.1

Manchester Inc. Names Rick Stanley as Chief Executive Officer

Tuesday May 15, 8:30 am ET

DALLAS, May 15 -- Manchester Inc. (OTC BB: MNCS - News; "Manchester") today announced that it has named Rick L. Stanley as the Company's new Chief Executive Officer. Richard D. Gaines, who had been the acting Chief Executive Officer, will continue to serve as Executive Vice President of Corporate Development and Corporate Secretary. Mr. Stanley will assume responsibility for the Company's day-to-day operations effective immediately and will lead the development of Manchester's "Buy-Here/Pay-Here" car business.

Prior to this, Mr. Stanley had been the President and Chief Executive Officer of F.S. English, Inc., a privately held Buy-Here/Pay-Here operation acquired by Manchester in December of 2006. Mr. Stanley has worked extensively in the Buy-Here/Pay-Here industry for over 18 years. His ownership in the Buy- Here/Pay-Here business began twelve years ago as a minority owner of Tom Wood Automotive Group's Buy-Here/Pay-Here operations. Tom Wood Automotive Group is one Indiana's largest automotive dealer chains. He then grew his business through his own acquisition of F.S. English, Inc., which operated four J.D. Byrider franchise operations throughout Indiana. He later acquired two additional operations from another J.D. Byrider franchisee in northern Indiana. His operations have received industry recognition and awards on multiple occasions over the years. As a franchise owner, he was repeatedly elected to represent over one hundred franchise operations across the country as an executive board member covering advertising, operations and finance.

Prior to ownership with Tom Wood and acquiring F.S. English, Mr. Stanley worked seven years with J.D. Byrider Systems. He was instrumental in developing the systems for that emerging national franchise organization as one of its first four employees. Mr. Stanley helped develop the national franchise system, including the overall business model, franchise operations, manuals and training. He consulted with national dealers on business operations, growth strategies, financial analysis and tactics for securing capital. J.D. Byrider Systems has grown to include over 130 locations and has originated over $4 billion in Buy-Here/Pay-Here receivables.

Rick Stanley commented, "I decided to join Manchester because its flexible operating model offers the potential to increase sales and revenues in ways not previously available in other systems with which I have been involved. In the few months I have been associated with the Company, I have had the opportunity to participate in several innovative projects never previously seen in the Buy-Here/Pay-Here industry. I am honored to assume this role and look forward to working with the rest of the senior management team."

Mr. Stanley has established relationships with industry leaders across the country as well as working with a broad scope of capital providers in various arenas. He has negotiated and secured capital for private acquisitions as well as assisted in dealer development across the nation. Aside from these achievements, Mr. Stanley has served as a board member of the Bank of Indiana and was a co-founder of the Little Star School for Autism.

Richard Gaines, Executive Vice President of Manchester, stated, "We are very pleased to have Rick join our senior management team. Rick has a clear vision for the direction of the Company and was the obvious choice for this leadership role. More importantly, he has the experience and resources to help us achieve our goals. We welcome his industry knowledge and ability to work with national dealers to help us develop our business by acquiring some of the best dealers in the country."

About Manchester Inc.

Manchester, headquartered in Dallas, Texas, is seeking to create the preeminent company in the Buy-Here/Pay-Here auto business. Manchester intends to sell acquired and newly generated receivable portfolios through a securitization process. Buy-Here/Pay-Here dealerships sell and finance used cars to individuals with limited credit histories or past credit problems, generally financing sales contacts ranging from 24-48 months.

On October 4, 2006, Manchester acquired Nice Cars, Inc. and Nice Cars Capital Acceptance Corporation. Nice Cars, Inc., headquartered in Ft. Olgethorpe, Georgia, operates six automotive sales lots that focus exclusively on the Buy-Here/Pay-Here segment of the used car market.

On December 29, 2006 Manchester acquired F.S. English, Inc. (now operating as Freedom Auto Sales) and GNAC, Inc. (now operating as Freedom Auto Acceptance), headquartered in Indianapolis, Indiana. Freedom Auto Sales operates three automotive sales lots that focus exclusively on the Buy- Here/Pay-Here segment of the used car market.

This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on currently available competitive, financial, and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. Manchester cannot provide assurances that any prospective matters described in the press release will be successfully completed or that the Company will realize the anticipated benefits of any transactions. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: global economic and market conditions; the war on terrorism and the potential from war or other hostilities in other parts of the world; availability of financing and lines of credit; successful integration of acquired or merged businesses; changes in interest rates; management's ability to forecast revenues and control expenses, especially on a quarterly basis; unexpected decline in revenues without a corresponding and timely slowdown in expense growth; the Company's ability to retain key management and employees; intense competition and the Company's ability to meet demand at competitive prices and to continue to introduce new products and new versions of existing products that keep pace with technological developments, satisfy increasingly sophisticated customer requirements and achieve market acceptance; relationships with significant suppliers and customers; as well as other risks and uncertainties, including but not limited to those detailed from time to time in the Manchester's SEC filings. Manchester undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with the business of Manchester, please refer to the risks and uncertainties detailed in the Manchester's SEC filings.

Source: Manchester Inc.